                                                                   Exhibit 99.1


Contact:                                                             Investors:
PXRE Group Ltd.                                                  The Ruth Group
John Modin                                                   Jeffrey Goldberger
Chief Financial Officer                                            646-536-7033
441-296-5858                                       jgoldberger@theruthgroup.com
john.modin@pxre.com                                ----------------------------
-------------------


Swan Building
26 Victoria Street, Hamilton HM12
Bermuda                                                           NEWS RELEASE
441 296 5858                                                        [PXRE LOGO]
441 296 6162 FAX

PXRE Group Ltd.


                           PXRE REPORTS FIRST QUARTER
                            NET INCOME INCREASED 31%
                           ---------------------------

                   COMPANY DECLARES REGULAR QUARTERLY DIVIDEND

         HAMILTON, Bermuda -- (PR Newswire) - May 5, 2004 -- PXRE Group Ltd. (NYSE: PXT) today announced results for the first quarter ended March 31, 2004. Highlights in the quarter included:

     o    Net income increased 31% to $30.9 million from $23.6 million

     o    Net operating income per diluted common share was $1.27 compared to
          $1.04

     o    Underwriting income was up 26%

     o    Net premiums earned in the Catastrophe and Risk Excess segment were up
          7%

     o    On a fully diluted basis, book value per share was $23.02 at March 31,
          2004

     o    Annualized return on equity was 22.7%

         Jeffrey L. Radke, the President & Chief Executive Officer of PXRE Group, commented, "Our first quarter earnings reflect a healthy market environment and the continued strength of our franchise, particularly in our catastrophe and risk excess business. The positive results of the quarter are even more pronounced in light of the non-operating expenses of $0.09 per share, primarily for severance and a change in accounting. We achieved our underwriting goals during the January and April renewal periods. With over 75% of our business for the year bound, we are confident that we will achieve our earnings per share guidance of $4.45 to $4.85, given normalized catastrophe levels."

         As a result of a planned premium reduction in the Company's Finite and Exited Lines segments, revenue declined in the first quarter of 2004 to $76.5 million from $91.5 million in the same period a year ago. Net premiums earned for the quarter were $69.0 million compared to $84.8 million in the year-earlier period. This reduction in non-core business was partially offset by continued growth in the Company's core Catastrophe and Risk Excess segment. Specifically, during the first quarter of 2004 net premiums earned in the Catastrophe and Risk Excess segment grew 7% to $66.2 million from $61.7 million in the comparable period of 2003.

                             Revenues and Net Premiums Earned
-------------------------------------------------------------------------------
                                         Three Months Ended
($000's)                                      March 31,
                                   --------------------------------------------
                                        2004           2003          Change %
                                   --------------------------------------------
Revenues                           $   76,509     $    91,522          (16)
                                   =============== ==============
Net Premiums Earned:
   Cat & Risk Excess               $   66,196     $    61,699           7
   Finite                               2,540          20,850          (88)
   Exited                                 216           2,223          (90)
                                   --------------- --------------
                                   $   68,952     $    84,772          (19)
                                   =============== ==============

         Net premiums written decreased 4% to $89.7 million in the first quarter of 2004 versus $93.3 million in the same period of 2003. The decrease reflects a planned reduction in the Finite and Exited Lines segments. Net premiums written in the Company's core Catastrophe and Risk Excess segment were relatively flat.

                              Net Premiums Written
-------------------------------------------------------------------------------
                                         Three Months Ended
($000's)                                      March 31,
                                   ---------------------------------------------
                                        2004           2003          Change %
                                   ---------------------------------------------
Net Premiums Written:
   Cat & Risk Excess                $  88,841      $   89,311          (1)
   Finite                                 769           2,362          (67)
   Exited                                 102           1,671          (94)
                                   --------------- ---------------
                                    $  89,712      $   93,344          (4)
                                   =============== ===============

         Net investment income for the first quarter of 2004 increased 25% to $6.9 million from $5.5 million in the corresponding period of 2003 primarily as a result of a $1.2 million increase in income from hedge funds as well as an increase in the average invested balance due to cash flows from operating and financing activities. This increase was partially offset by lower yields on fixed maturities. Net realized investment gains for the first quarter of 2004 were $0.1 million compared with an insignificant amount in the first quarter of 2003. Interest expense was $3.7 million for the first quarter of 2004 compared to $4.4 million in the comparable quarter of 2003.

         PXRE's GAAP loss ratio for the first quarter of 2004 was 26.3% compared with 38.5% in the first quarter of 2003. The loss ratio in the Company's core Catastrophe and Risk Excess segment was 25.7%, reflecting the low level of catastrophic events in the quarter. The expense ratio decreased to 30.7% in the first quarter of 2004 from 32.9% in the year-earlier quarter due to a reduction in commission and brokerage ratios, partially offset by restructuring and severance charges of $1.3 million due primarily to the previously announced 10% reduction in staff and restructuring of the Company's pension and incentive compensation bonus plans.

                                   GAAP Ratios
-------------------------------------------------------------------------------
                                          Three Months Ended
                                               March 31,
                                    -------------------------------
                                         2004            2003
                                    ------------- -----------------
Loss Ratio, All Lines                    26.3%           38.5%
Expense Ratio                            30.7            32.9
                                    ------------- -----------------
Combined Ratio                           57.0%           71.4%
                                    ============= =================

Loss Ratio, Cat & Risk Excess            25.7%           14.7%

         Net income in the first quarter of 2004 reflects a reduction in the tax rate to 2% compared to 6% in the comparable prior-year period due to a significant increase in reinsurance business written in Bermuda as a percentage of the Company's total amount written.

         During the first quarter of 2004, PXRE recorded an increase in after-tax unrealized appreciation in investments of $5.5 million in other comprehensive income ($0.21 increase in book value) largely due to a decrease in interest rates during the quarter.

         The Company adopted the provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities during the first quarter. The cumulative effect of this accounting pronouncement reduced net income by $1.1 million, but did not materially impact shareholders' equity.

         Net operating income was $33.2 million or $1.27 per diluted common share compared to $23.6 million or $1.04 per diluted common share in the prior quarter. Net operating income is a non-GAAP financial measure. A reconciliation of net operating income to net income is set forth in the attached schedule of Unaudited Financial Highlights. This reconciliation discloses adjustments, net of tax, excluded from net income because management does not consider these items to be an integral part of the Company's performance or indicative of trends in its business operations in a particular period. The excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as net operating income provides useful information regarding PXRE's results of operations consistent with industry practices which enables investors, security analysts and rating agencies to make performance comparisons with PXRE's competitors.

         On a fully diluted basis, book value per share increased to $23.02 per share at March 31, 2004 from $22.24 per share at December 31, 2003. The March 31, 2004 book value amount reflects the sale of 330,000 common shares on January 22, 2004 for proceeds, net of offering costs, of $6.5 million from the exercise of the underwriters' over-allotment option associated with the December 2003 share offering.

         Separately, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per common share. The dividend will be paid on June 1, 2004, to shareholders of record as of May 17, 2004.

         PXRE - with operations in Bermuda, Barbados, the United States and Europe - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

         PXRE Group Ltd. is scheduled to hold a conference call with respect to its first quarter financial results on Thursday, May 6, 2004 at 10:00 a.m. Eastern Time.

         A live webcast of the conference call will be available online at www.pxre.com. The dial-in numbers are (888) 335-6540 for domestic callers and
(973) 935-8508 for international callers. The reservation number for both is 4701233.

         Quarterly financial statements are expected to be available on the Company's website under the press release section of News and Events after market close on May 5, 2004. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

         Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations, speak only as of the date hereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, these forward-looking statements in this report should not be considered as a representation by us or any other person that the Company's objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE's financial results may vary significantly from period to period; (ii) The Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company's profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (vii) a decline in the credit rating assigned to the Company's claim-paying ability may impact its potential to write new or renewal business;
(viii) a decline in the Company's ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) The Company's investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company's reliance on reinsurance brokers exposes us to their credit risk; (xi) The Company may be adversely affected by foreign currency fluctuations; (xii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiii) the impairment of the Company's ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xiv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xv) regulatory constraints may restrict the Company's ability to operate its business; (xvi) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company's financial position or results; and (xvii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company's financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

         PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

                                 PXRE Group Ltd.
                         Unaudited Financial Highlights
                 (Dollars in thousands except per share amounts)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                       --------------------------
                                                                                         2004              2003
                                                                                       ---------        ---------
Gross premiums written                                                                 $ 107,403        $ 112,470
                                                                                       =========        =========
Net premiums written                                                                   $  89,712        $  93,344
                                                                                       =========        =========

Revenues                                                                               $  76,509        $  91,522
Losses and expenses                                                                      (43,872)         (66,408)
                                                                                       ---------        ---------
Income before income taxes and cumulative effect of accounting change                     32,637           25,114
Income tax provision                                                                        (653)          (1,507)
                                                                                       ---------        ---------
Income before cumulative effect of accounting change and
   convertible preferred share dividends                                                  31,984           23,607
Cumulative effect of accounting change, net of $0.2 million tax expense                   (1,053)               -
                                                                                       ---------        ---------
Net income before convertible preferred share dividends                                $  30,931        $  23,607
                                                                                       =========        =========
Net income per diluted common share                                                    $    1.18        $    1.04
                                                                                       =========        =========
Average shares outstanding (000's)                                                        26,282           22,664

Net income before convertible preferred share dividends                                $  30,931        $  23,607
Adjustments, net of tax:
    Realized investment gains                                                                (21)             (13)
    Cumulative effect of accounting change                                                 1,053                -
    Severance, net of pension gain                                                         1,020                -
    Foreign exchange losses                                                                  205               30
                                                                                       ---------        ---------
Net operating income(1)                                                                $  33,188        $  23,624
                                                                                       =========        =========

Net income per diluted common share                                                    $    1.18        $    1.04
Adjustments, net of tax:
    Realized investment gains                                                                  -                -
    Cumulative effect of accounting change                                                  0.04                -
    Severance, net of pension gain                                                          0.04                -
    Foreign exchange losses                                                                 0.01                -
                                                                                       ---------        ---------
Net operating income per diluted common share (1)                                      $    1.27        $    1.04
                                                                                       =========        =========

GAAP Ratios:
   Loss ratio                                                                               26.3%            38.5%
   Expense ratio                                                                            30.7%            32.9%
                                                                                       ---------        ---------
   Combined ratio                                                                           57.0%            71.4%
                                                                                       =========        =========

Losses Incurred by Segment:
   Cat & Risk Excess                                                                   $  17,038        $   9,170
   Excess of Loss Cessions                                                                    (8)             (87)
                                                                                       ---------        ---------
                                                                                          17,030            9,083
   Finite                                                                                  1,456           14,908
   Exited                                                                                   (347)           8,608
                                                                                       ---------        ---------
                                                                                       $  18,139        $  32,599
                                                                                       =========        =========

                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                     2004                 2003
                                                                                  -----------         -----------
Commission and Brokerage, Net of Fee Income by Segment:
   Cat & Risk Excess                                                              $     7,479         $     6,434
   Excess of Loss Cessions                                                               (351)              3,681
                                                                                  -----------         -----------
                                                                                        7,128              10,115
   Finite                                                                               1,089               8,867
   Exited                                                                                 356                (251)
                                                                                  -----------         -----------
                                                                                  $     8,573         $    18,731
                                                                                  ===========         ===========

Underwriting Income (Loss) by Segment: (2)
   Cat & Risk Excess                                                              $    51,509         $    52,479
   Excess of Loss Cessions                                                             (9,471)             (9,978)
                                                                                  -----------         -----------
                                                                                       42,038              42,501
   Finite                                                                                  (5)             (2,925)
   Exited                                                                                 207              (6,134)
                                                                                  -----------         -----------
                                                                                  $    42,240         $    33,442
                                                                                  ===========         ===========

Underwriting Income Reconciled to Income Before Income Taxes
and Cumulative Effect of Accounting Change:
   Net underwriting income (2)                                                    $    42,240         $    33,442
   Net investment income                                                                6,869               5,475
   Net realized investment gains (losses)                                                  89                  (1)
   Interest expense                                                                    (3,675)             (2,259)
   Minority interest in consolidated subsidiaries                                           -              (2,106)
   Operating expenses                                                                 (12,620)             (9,176)
   Foreign exchange losses                                                               (266)               (241)
   Other                                                                                    -                 (20)
                                                                                  -----------         -----------
   Income before income taxes and cumulative effect of accounting change          $    32,637         $    25,114
                                                                                  -----------         -----------


                                                                                    Mar. 31,            Dec. 31,
                                                                                      2004                2003
  Financial Position                                                               -----------         -----------
   Cash and investments                                                           $ 1,065,927         $ 1,012,327
   Total assets                                                                     1,415,570           1,359,647
   Reserve for losses and loss expenses                                               436,680             450,635
   Shareholders' equity                                                               612,982             564,516
   Book value per common share (3)                                                      23.02               22.24
   Return on equity                                                                      22.7%(4)            19.2%
   Statutory surplus:
      PXRE Reinsurance Ltd.                                                       $   472,200(5)      $   425,839
      PXRE Reinsurance Company                                                        427,600(6)          425,210
   Ratings (A.M. Best/S&P):
      PXRE Reinsurance Ltd.                                                               A/A                 A/A
      PXRE Reinsurance Company                                                            A/A                 A/A


(1) Net operating income (a non-GAAP financial measure) is net income excluding after-tax realized investment gains and losses, cumulative effect of accounting change, severance expenses, net of a pension gain and foreign exchange losses. These items are excluded because management does not consider these items to be an integral part of the Company's performance or indicative of trends in the business operations in a particular period. The excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as net operating income provides useful information regarding PXRE's results of operations consistent with industry practices which enables investors, security analysts and rating agencies to make performance comparisons with PXRE's competitors.

(2) Underwriting Income (Loss) by Segment (a GAAP financial measure): The Company's reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company's financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting Income (Loss) by Segment is calculated by subtracting losses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains, interest expense, other operating expenses or foreign exchange gains or losses to its respective underwriting segments.

(3)  After considering convertible preferred shares.

(4)  Annualized.

(5)  Estimated and before inter-company eliminations.

(6)  Estimated.


These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended March 31, 2004.








                                     -END-